EXHIBIT 10.1


                            UNSECURED PROMISSORY NOTE

$101,770
March 7, 2005
Irvine, California

FOR VALUE RECEIVED, NuWay Medical, Inc., a Delaware corporation ("Maker") promises to pay to Dennis Calvert ("Holder"), or order, the principal sum of one hundred thousand, seven hundred seventy Dollars ($101,770) with interest at ten percent (10%) per annum from the date of this Note on unpaid principal payable in monthly installments of principal and interest of nine thousand seven hundred twenty Dollars and eighty-one cents ($9,720.81) commencing on March 15, 2005 and continuing until paid in full, maturing on January 15, 2006. A payment shall be considered "timely" if paid on or before fifteen days after its due date. The note will be considered in "default" should Maker fail to timely make two consecutive payments, or should fail to timely make the last payment. Should Maker Default in the payment of principal and interest, the whole sum of principal and interest due under this Note shall, at the option of Holder, be immediately due and payable without further demand or notice.

Maker shall make all payments in lawful money of the United States of America and in immediately available funds. Computations of interest shall be based on a year of 360 days but shall be calculated for the actual number of days in the period for which interest is charged.

This Note may be prepaid in whole or in part, without penalty, at the option of Maker and without the consent of Holder. All payments shall be applied first to accrued and unpaid interest and then to the principal balance outstanding. All payments under this Note shall be paid to Holder at PO Box 3950, Laguna Hills, California 92654, or at such other address as Holder shall direct Maker in writing.

This Note shall be governed by the laws of the State of California excluding its conflict of laws rules. The exclusive jurisdiction and venue of any legal action instituted by any party to this Note shall be Orange County, California.

Maker waives presentment, protest and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this Note. Maker expressly agrees that this Note or any payment under this Note may be extended by Holder from time to time without in any way affecting the liability of Maker.

Maker shall pay all costs and expenses, including attorney fees, incurred (i) in collecting payment on this Note, (ii) in connection with any dispute that arises as to its enforcement, validity, or interpretation, whether or not legal action is instituted or prosecuted to judgment, or (iii) in enforcing any judgment obtained in any related legal proceeding.

If any provision or any word, term, clause, or part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note and of the provision shall not be affected and shall remain in full force and effect.

Any of the terms and conditions of this Note may be waived by Holder, but no such waiver shall affect or impair the rights of Holder to require observance,

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performance, or satisfaction, either of that term or condition as it applies on a subsequent occasion or of any other term or condition of this Note.

In no event shall the amount of interest or any other amount paid or agreed to be paid to Holder for the use, forbearance, or detention of money exceed the highest lawful rate permissible under applicable usury laws. If for any reason amounts payable under this Note are deemed by a court of competent jurisdiction to involve the payment of interest in excess of the maximum amount permissible by law, then the obligation shall be reduced to the limit of such validity, and any amount received by Holder in excess of the maximum rate shall be applied to reduce the unpaid principal balance of this Note and not to the payment of interest. Such application shall be made with the same force and effect as though Maker had specifically designated such sums to be applied to principal and Holder had agreed to accept such sums as a penalty for prepayment.

NuWay Medical, Inc. ("Maker")

/s/ Joe Provenzano
-------------------------
By: Joe Provenzano, Secretary